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                                                                   Exhibit 11.01


                               USCS INTERNATIONAL, INC.
                          COMPUTATION OF PER SHARE EARNINGS
                         (In thousands except per share data)
                                     (Unaudited)



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

                                                 Three months ended              Six months ended
                                                      June 30,                        June 30,
                                            -------------------------------------------------------
                                                 1996           1995           1996           1995
                                            -------------------------------------------------------

Weighted average number of
common shares outstanding
during the period                               19,615         19,588         19,326         19,483

Common stock equivalents
considered to be outstanding
for the periods presented                        1,689          1,598          1,656          1,857
                                            ----------     ----------     ----------     ----------
                                                21,304         21,186         20,982         21,340
                                            ----------     ----------     ----------     ----------
                                            ----------     ----------     ----------     ----------
Net income                                  $    2,843     $    2,287     $    5,406     $    4,568
                                            ----------     ----------     ----------     ----------
                                            ----------     ----------     ----------     ----------
Earnings per share                          $     0.13     $     0.11     $     0.26     $     0.22
                                            ----------     ----------     ----------     ----------
                                            ----------     ----------     ----------     ----------


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